                                                                     EXHIBIT 5.1

                          [SHAW PITTMAN LLP LETTERHEAD]




                                 April 22, 2002




Crescent Real Estate Equities Company
777 Main Street, Suite 2100
Fort Worth, Texas 76102


         Re:      Registration Statement on Form S-3



Dear Ladies and Gentlemen:


         We have acted as counsel to Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), in connection with the registration under the Securities Act of 1933, as amended of (i) 2,800,000
6 3/4% Series A Convertible Cumulative Preferred Shares of beneficial interest of the Company, par value $.01 per share (the "Preferred Shares") and (ii) 1,713,320 common shares of beneficial interest of the Company, par value $.01 per share (the "Common Shares," and together with the Preferred Shares, the "Shares"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-38071), including the prospectus, the prospectus supplements and all amendments, exhibits and documents related thereto (collectively, the "Registration Statement"), and with the proposed sale of the Shares in accordance therewith.

         For the purposes of this opinion, we have examined copies of the following documents:

         1.       The Registration Statement;

         2. The Restated Declaration of Trust of the Company (the "Declaration of Trust"), as amended, restated or supplemented, as certified by the County Clerk of Tarrant County on April 17, 2002;

         3. The Amended and Restated Bylaws of the Company (the "Bylaws"), as amended, restated or supplemented, as certified to us by the Secretary of the Company as being in effect as of the date hereof;

Crescent Real Estate Equities Company
April 22, 2002
Page 2


         4. Purchase Agreement, dated as of April 22, 2002, by and among the Company and Cohen & Steers Capital Management, Inc., on behalf of itself and as investment adviser to certain client accounts (the "Purchase Agreement");

         5. the Statement of Designation for the Preferred Shares filed with the County Clerk of Tarrant County on April 25, 2002 (the "Statement of Designation");

         6. the resolutions (i) of the Board of Trust Managers of the Company adopted by unanimous written consent as of September 23, 1997, (ii) of the Board of Trust Managers of the Company adopted at a special meeting held on September 10, 2001, (iii) of the Board of Trust Managers of the Company adopted by Unanimous Written Consent dated as of April 22, 2002, and (iv) of the Pricing Committee of the Board of Trust Managers of the Company adopted by Unanimous Written Consent dated as of April 22, 2002 (the "Resolutions");

         7. A certificate of an officer of the Company dated as of the date hereof; and

         8. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

         In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the Resolutions have not have been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of Shares will not at the time of such offering, sale and delivery violate or conflict with (1) the Declaration of Trust, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, of the Company, (2) any

Crescent Real Estate Equities Company
April 22, 2002
Page 3


provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time.

         Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Preferred Shares, when sold and issued by the Company in accordance with the terms of the Purchase Agreement and as described in the Registration Statement and (ii) the Common Shares, when issued upon conversion of the Preferred Shares as contemplated by the Statement of Designation, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the laws of the United States and the Texas Real Estate Investment Trust Act, though we do not have an office or practice law in Texas. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters." The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933 (the "Act"), as amended, or within the category of persons whose consent is required by Section 7 of the Act.


                                       Very truly yours,

                                       /s/ Shaw Pittman LLP

                                       SHAW PITTMAN LLP